Embarcadero Announces Second Quarter 2006 Financial Results

Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

EMBARCADERO TECHNOLOGIES ANNOUNCES SECOND QUARTER 2006 RESULTS

Strong Sequential and Year over Year Growth in Profits

San Francisco, California – July 25, 2006 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a leading provider of strategic data management solutions, today announced results for its second quarter ended June 30, 2006.

Total revenues for the second quarter of 2006 were $15.0 million, a 7.1% increase as compared to the prior year’s second quarter results of $14.0 million. License revenue increased to $6.7 million in the second quarter of 2006 compared to $6.5 million in the second quarter of 2005. Net income and diluted net income per share under Generally Accepted Accounting Principles (GAAP) were $1.6 million and $0.06, respectively, for the second quarter of 2006, as compared to GAAP net income and diluted net income per share of $0.8 million and $0.03, respectively, for the second quarter ended June 30, 2005.

Non-GAAP net income and diluted net income per share were $2.2 million and $0.08, respectively, for the second quarter of 2006, as compared to non-GAAP net income and diluted net income per share of $1.5 million and $0.05, respectively, for the second quarter of 2005. Non-GAAP measurements are tax adjusted and exclude non-cash stock-based compensation expense, amortization of acquired technologies and amortization of acquired intangibles. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

“We are pleased with our financial results for the second quarter, as the company improved its execution in several key areas,” said Stephen Wong, Embarcadero’s chairman and chief executive officer. “Better execution allowed us to deliver stronger profitability, as we drove higher revenues while tightening the overall expense structure.”

Cash flow from operations was $3.6 million for the three months ended June 30, 2006. Cash, cash equivalents, and short-term investments were $67.9 million at June 30, 2006. Total deferred revenues were $17.8 million at June 30, 2006, as compared to $16.0 million at December 31, 2005.

Embarcadero Announces Second Quarter 2006 Financial Results

Non-GAAP Financial Measurements

The second quarter 2006 non-GAAP measurements of operating and net income and net income per share exclude $624,000 of non-cash stock-based compensation expense, $199,000 of amortization of acquired technologies, and $42,000 of charges related to amortization of acquired customer relationships. In the second quarter of 2005, non-GAAP net income excluded $192,000 in amortization of acquired technologies and $323,000 of amortization of non-cash stock-based compensation and $573,000 of net litigation settlement charge. The non-GAAP results in the second quarter of 2006 assume approximately a 31% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its second quarter 2006 results, as well as provide business outlook for the third quarter of 2006, on a conference call and simultaneous Web-cast to be held today, July 25, 2006, at 2:00 PM Pacific Time. Those interested in participating may call (213) 785-2437. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces Second Quarter 2006 Financial Results

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenues:
License	$6,670	$6,478	$13,283	$12,601
Maintenance	8,294	7,498	16,203	14,554

Total revenues	14,964	13,976	29,486	27,155

Cost of revenues:
License	149	216	286	464
Amortization of acquired technology	199	192	398	564
Maintenance	691	504	1,341	1,062

Total cost of revenues	1,039	912	2,025	2,090

Gross profit	13,925	13,064	27,461	25,065

Operating expenses:
Research and development	4,386	3,840	9,046	7,782
Sales and marketing	5,497	5,513	11,670	11,261
General and administrative	2,177	2,221	4,503	4,874
Litigation settlement charge, net	—	573	—	573

Total operating expenses	12,060	12,147	25,219	24,490

Income from operations	1,865	917	2,242	575
Other income, net	469	294	908	572
Cumulative effect of change in accounting principle	—	—	200	—

Income before provision for income taxes	2,334	1,211	3,350	1,147
Provision for income taxes	(702)	(408)	(1,042)	(385)

Net income	$1,632	$803	$2,308	$762

Net income per share:
Basic	$0.06	$0.03	$0.09	$0.03

Diluted	$0.06	$0.03	$0.08	$0.03

Shares used in per share calculation:
Basic	25,845	26,200	25,789	26,091

Diluted	27,610	27,482	27,432	27,509

Embarcadero Announces Second Quarter 2006 Financial Results

The following table summarizes the non-GAAP measures discussed in this press release and provides a reconciliation between GAAP and non-GAAP measures (in thousands, except per share data) (unaudited):

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
GAAP net income and diluted earnings per share	$1,632	$803	$2,308	$762
Amortization of acquired technology	199	192	398	564
Amortization of acquired intangibles	42	—	84	—
Non-cash stock-based compensation & cumulative effect of change in accounting principle	624	323	1,326	1,000
Litigation settlement charge, net	—	573	—	573
Non-GAAP tax adjustments	(300)	(391)	(606)	(754)

Non-GAAP net income	$2,197	$1,500	$3,510	$2,145

Net income per share:
Basic	$0.09	$0.06	$0.14	$0.08

Diluted	$0.08	$0.05	$0.13	$0.08

Shares used in per share calculation:
Basic	25,845	26,200	25,789	26,091

Diluted	27,610	27,482	27,432	27,509

Embarcadero Announces Second Quarter 2006 Financial Results

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

	June 30, 2006 (unaudited)	December 31, 2005 (1)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$67,875	$59,969
Trade accounts receivable, net	7,560	9,407
Prepaid expenses and other current assets	1,813	1,863
Deferred income taxes	397	377

Total current assets	77,645	71,616
Property and equipment, net	1,771	2,059
Goodwill	14,091	13,920
Other intangible assets, net	2,554	3,037
Deferred income taxes	2,500	2,500
Other assets, net	25	24

Total assets	$98,586	$93,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$240	$817
Accrued liabilities	5,820	5,291
Capital lease obligation	143	161
Deferred revenue	17,617	15,802

Total current liabilities	23,820	22,071
Long-term deferred revenue	228	180
Long-term capital lease obligation	19	87
Long-term restructuring and impairment accrual	719	1,061

Total liabilities	24,786	23,399
Stockholders’ Equity	73,800	69,757

Total liabilities and stockholders’ equity	$98,586	$93,156

(1)	The balance sheet as of December 31, 2005 has been derived from the audited consolidated financial statements at that date.